UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025 (May 9, 2025)

ECHOSTAR CORPORATION

(Exact name of registrant as specified in its charter)

001-33807
(Commission File Number)

Nevada	26-1232727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	SATS	The Nasdaq Stock Market L.L.C.

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

001-39144

(Commission File Number)

Nevada	88-0336997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

HUGHES SATELLITE SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

333-179121

(Commission File Number)

Colorado	45-0897865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 9, 2025, the Chairman of the FCC sent a letter to EchoStar Corporation (“EchoStar”) informing us that the FCC has begun a review of EchoStar’s compliance with certain of its federal obligations to provide 5G service in the United States (the “Letter”). The Letter also raises certain questions regarding our September 2024 buildout extension and MSS utilization in the 2GHz band. A copy of the Letter is filed herewith as Exhibit 99.1.

Our Chairman, Charles W. Ergen, provides the following statement:

“We have worked collaboratively with FCC leaders since we launched our first DBS satellite more than 30 years ago. Today, we are proud to have invested tens of billions to deploy the world’s largest 5G Open RAN network — primarily using American vendors — across 24,000 5G sites, to offer broadband service to over 268 million people nationwide. Through this deployment, which is possible thanks to scores of tower climbers, engineers, and partners, we have met or exceeded all of the commitments we have entered into with the FCC to date. And our work is not yet finished as we continue to deploy and invest in our network.

Not only does our network create American jobs and a competitive alternative to incumbent wireless carriers, it also furthers another critical Trump Administration priority: deploying Open RAN to ensure the United States is at the forefront of wireless leadership and that our infrastructure is free of Chinese vendors. Thanks to our nationwide pricing model and agreements with partner carriers, Boost Mobile is available at affordable prices to Americans across the country — including in rural and hard to reach communities. Indeed, our new buildout deadlines — which are consistent with FCC practice under the past two Administrations where the Wireless Bureau granted hundreds of buildout extensions — came with additional, substantial pro-competitive commitments that EchoStar has fulfilled.

As we continue to invest in and expand our terrestrial network deployment, we are also working to provide Open RAN direct-to-device (D2D) satellite technology, bringing additional connectivity to all Americans in the U.S. and around the world. EchoStar worked tirelessly to establish 3GPP NTN standard for D2D. With D2D 3GPP standards now complete, EchoStar has the global capability in terms of expertise, spectrum, and ITU priority to bring this to fruition. We are now testing new S-band services in both North America and Europe, and this year we launched a LEO satellite with several more planned in the coming months.

We look forward to continuing this important work to help the Administration and FCC continue to deliver for the American people.”

We cannot predict with any degree of certainty the outcome of the Letter.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 99.1	Letter to EchoStar regarding review of compliance with its federal obligations to provide 5G service throughout the United States, dated May 9, 2025.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION DISH NETWORK CORPORATION HUGHES SATELLITE SYSTEMS CORPORATION
Date: May 13, 2025	By:	/s/ Dean A. Manson
Dean A. Manson Chief Legal Officer and Secretary